Exhibit 21

Orbit International Corp.
Subsidiaries of Registrant


Name							State of Incorporation

Behlman Electronics, Inc.		Delaware
Canada Classique Inc.			New Jersey
Orbit Instrument of
	California, Inc.			California
Symax Garment Co. (1993) Ltd.		Delaware
Winnepeg Leather (1991) Inc.		Delaware